UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2024

AMN HEALTHCARE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2999 Olympus Boulevard, Suite 500 Dallas, Texas 75019
(Address of principal executive offices) (Zip Code)

(866) 871-8519
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2024, the Board of Directors (the “Board”) of AMN Healthcare Services, Inc. (the “Company”) voted to increase the size of the Board from eight to nine members, and to elect Mr. James H. Hinton as a new director to fill the vacancy created by such increase, with such appointment effective July 22, 2024. Mr Hinton will serve a term expiring at the Company’s 2025 Annual Meeting of Shareholders or until he otherwise resigns, is removed, or becomes disqualified. The Board has determined that Mr. Hinton qualifies as an independent director under the New York Stock Exchange rules and the Company’s Director Independence Standards. Mr. Hinton was also appointed as a member of the Board’s Talent and Compensation Committee and Corporate Governance and Compliance Committee.

Mr. Hinton is an experienced healthcare executive with governance and operational expertise, serving both as an executive officer and as a director of healthcare companies.

Mr. Hinton is an Operating Partner on the Healthcare Team of Welsh, Carson, Anderson, Stowe, having joined in 2022. Prior to that, he served as Chief Executive Officer of Baylor Scott & White Health (“BSWH”) from 2017 to 2021. From 1983 to 2016, Mr. Hinton served in various leadership roles at Presbyterian Healthcare Services, New Mexico’s largest healthcare provider, where he was Chief Executive Officer and President of the system for 21 years. Mr. Hinton serves on the board of McKesson Corporation, where he is a member of both the Finance and Compensation and Talent Committees. Mr. Hinton also serves on the board of Health Management Academy.

In connection with his election to the Board and its Talent and Compensation Committee and Corporate Governance and Compliance Committee, Mr. Hinton will receive restricted stock units with an aggregate grant date fair value of approximately $127,500 on the effective date of his appointment, which will vest on the earlier of (a) the first anniversary of the grant date, or (b) the Company’s 2025 Annual Meeting of Shareholders. The value of this equity grant is based on the anticipated number of full calendar months of service time that he will complete leading up to the Company’s 2025 Annual Meeting of Shareholders. Mr. Hinton will also receive a pro-rata portion of the Company’s annual non-employee director cash retainer commencing with a payment of $17,363.76 upon his appointment and will be eligible for the quarterly cash retainer of $22,500 beginning in the fourth quarter of 2024, which is anticipated to be paid in October 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: July 9, 2024	By:	/s/ Cary Grace
	Name:	Cary Grace
	Title:	Chief Executive Officer